Exhibit 10.1

AGREEMENT

This Agreement is made this 12th day of March 2018 between Good Times Restaurants Inc. (“Good Times”) and Robert J. Stetson and where applicable his controlled affiliates, and Charles Jobson and where applicable his controlled affiliates (“Stetson and Jobson”).

1.
Amendments.  The Board of Directors of Good Times shall amend the ByLaws of Good Times to reduce the number of Directors to five to be effective upon the completion of the fiscal 2017 annual shareholders meeting of Good Times.  No other change shall be made to the ByLaws prior to such shareholders meeting nor shall any change to the Articles of Incorporation be recommended for approval at such shareholders meeting without the consent of Stetson and Jobson. From the date of execution of this Agreement through May 24, 2018, Good Times agrees that no individuals (including any individual listed in the second sentence) shall be added to the Board of Directors to fill any vacancy currently existing on the Board of Directors.

2.
Shareholders Meeting.  The fiscal 2017 annual shareholders meeting of Good Times shall be held May 24, 2018.  The proxy statement of Good Times for the annual shareholders meeting shall propose the following persons to be elected as Directors: Geoffrey Bailey, Boyd Hoback, Robert Stetson, Charles Jobson and Jason Maceda.  By their execution of this Agreement Stetson and Jobson agree to vote at the annual shareholders meeting in favor of (i) the foregoing persons as Directors and the proxy statement of Good Times for the annual shareholders meeting shall state such agreement, and (ii) and the Company’s Value-for-Value Option Exchange program unanimously approved by the Board of Directors on December 8, 2017, and the expansion of the Company’s Omnibus Plan unanimously approved by the Board of Directors of the Company on January 3, 2018.

3.	Committees. The committees of Good Times Board of Directors and the members thereof following the 2017 annual shareholders meeting shall consist of the following:

Audit Committee: Jason Maceda, Chairman, and Stetson and Jobson

Compensation Committee: Geoffrey Bailey, Chairman, and Stetson and Jobson

Geoffrey Bailey shall continue to act as the Chairman of the Board of Directors until the earlier of (i) the annual shareholders meeting for the 2019 fiscal year, or (ii) his resignation as such or his removal by a vote of not less than two-thirds of the members of the Board of Directors.

4.	Amendment of Schedule 13D/A and Issuance of Press Release. Promptly after the execution of this Agreement:

(i)
Stetson and Jobson shall amend their Schedule 13D/A filing to provide that they are no longer intending to vote for and to solicit proxies to vote for a change in the composition of the Board of Directors of Good Times from that described in section 2 above, and in other respects Item 4 of the amendment shall substantially be in the form attached hereto as Exhibit A; and

(ii)
Good Times shall issue a press release describing the agreement for the restructured Board of Directors described in section 2 above and its belief that the restructured Board of Directors is in the best interests of the shareholders of Good Times, and in other respects such press release shall substantially be in the form attached hereto as Exhibit B.

(iii)	Good Times shall timely file a form 8-K, reporting on the terms of this Agreement and on the actions described in subsections (i) and (ii) above.

5.
Mutual Release.  Good Times and the present members of the Board of Directors, on the one hand, and Stetson and Jobson, on the other hand, by their execution of this Agreement shall release and discharge the other of all claims and liabilities arising from actions occurring between October 2017 and the date of this Agreement.

6.	Departing Directors. The departing Directors of the Board of Directors shall receive the following benefits in recognition of their long services for Good Times:

(i)	Prorated compensation based upon their annual rate of compensation for the fiscal 2018 year to the date of annual shareholders meeting;

(ii)
Restricted stock grants with a trading market value of $20,000, based on the average closing price of Good Times over the thirty trading days prior to the date of this Agreement per person assuming that Good Times has achieved its full bonus target for the 2017 fiscal year; and

(iii)	Extension of the period to exercise their non-qualified stock options extending three years following the fiscal 2017 shareholders meeting.

7.	Counterparts. This Agreement may be executed in counterparts electronically or by facsimile.

[Signatures on following page.]

GOOD TIMES RESTAURANTS INC.

/s/ Geoffrey Bailey	By:	/s/ Boyd E. Hoback
Geoffrey Bailey	Name:	Boyd E. Hoback
	Title:	President and CEO

/s/ Boyd Hoback
Boyd Hoback

/s/ Alan Teran
Alan Teran

/s/ Eric Reinhard
Eric Reinhard

/s/ Gary Heller
Gary Heller

/s/ Robert J. Stetson
Robert J. Stetson

/s/ Charles Jobson
Charles Jobson

EXHIBIT A

Item 4 of the Schedule 13D is hereby amended by adding the following paragraphs to the end of such Item:

On [_], Jobson, Stetson, and the Issuer amicably entered into the Settlement Agreement attached hereto as Exhibit [_] (the “Settlement Agreement”).  Pursuant to the terms of the Settlement Agreement, Jobson and Stetson have agreed to cause Delta and REIT to withdraw the Nomination Letter.  In exchange, the Issuer has agreed to nominate Geoffrey Bailey, Boyd Hobak, Jason Maceda, Stetson and Jobson for election to the Issuer’s board of directors at the Issuers annual meeting of stockholders to be held on May 24, 2018.  Jobson and Stetson have agreed to vote for such persons at such meeting, and intend to cause the Reporting Persons to do the same. The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, as copy of which is attached as Exhibit [_] hereto, which exhibit is incorporated by reference in its entirety in this Item 4.

Accordingly, Delta and REIT have withdrawn the Nomination Letter and no longer intend to solicit proxies for the election of the Nominees. In light of the execution of the Settlement Agreement, the Reporting Persons look forward to working constructively with the Issuer and, the case of Jobson and Stetson in their roles as directors, working together with the other directors to enhance shareholder value.

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EXHIBIT B

NEWS RELEASE For Immediate Release March 12, 2018	Nasdaq Capital Markets - GTIM

Good Times Restaurants, Inc. Announces Agreement with Principal Shareholders and Former Directors

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced that it has entered into an agreement with Delta Partners, LP (“Delta Partners”) and REIT Redux LP (“REIT Redux”), principal shareholders of the Company, and Robert Stetson and Charles Jobson, former members of the Company’s Board of Directors, whereby the Company will prior to its 2018 Annual Meeting of Shareholders reduce the number of its Directors from seven to five and, with the support of Delta Partners and REIT Redux, nominate for election at the meeting as members of its Board of Directors Messrs. Stetson and Jobson, the Company’s President and Chief Executive Officer Boyd Hoback, its Chairman Geoffrey Bailey and Jason Maceda, Senior Vice President, Baskin-Robbins U.S. and Canada.  Mr. Hoback stated that, “We are confident that the members of the restructured Board will work together for the continued long-term enhancement of shareholder value.”

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all-natural hamburgers, 100% all-natural chicken tenderloins, fresh frozen custard, natural cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises a total of 36 restaurants.

GTIM owns, operates, franchises and licenses 27 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 26, 2017 filed with the SEC.

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Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

GOOD TIMES RESTAURANTS INC INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO, (303) 384-1411
Ryan Zink, Chief Financial Officer (303) 384-1432
Christi Pennington (303) 384-1440

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